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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 31, 2005


                          Allied Waste Industries, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                 1-14705                                   88-0228636

        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                             85260
(Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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





Item 2.02         Results of Operations and Financial Condition.

On April 26, 2005 Allied Waste Industries, Inc. issued a press release announcing its financial results for three months ended March 31, 2005. The press release is furnished as Exhibit 99.1. Additionally, we have furnished unaudited supplemental data as Exhibit 99.2.

Item 9.01         Financial Statements and Exhibits.
                  (a)      Not applicable
                  (b)      Not applicable
                  (c)      Exhibits
                           99.1 Press Release issued April 26, 2005
                           99.2 Unaudited Supplemental Data























                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ALLIED WASTE INDUSTRIES, INC.


                            By: /s/ PETER S. HATHAWAY
         ---------------------------------------------------------------
                                Peter S. Hathaway
              Executive Vice President and Chief Financial Officer




Date:  April 26, 2005

                                                                EXHIBIT 99.1

Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785
                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------


                 ALLIED WASTE REPORTS FIRST QUARTER 2005 RESULTS

                   -- First Quarter Revenue Increases 2.4% --

           -- Q1 2005 EPS Increases to $0.05 From $0.00 in Q1 2004 --

 -- Successful Q1 Financing Increases Cash Flow by Over $20 Million Annually --

Scottsdale, AZ - April 26, 2005 - Allied Waste Industries, Inc. (NYSE: AW), a leading waste services company, today reported financial results for the first quarter ended March 31, 2005. Allied Waste highlighted the following information from its reported financial results:

> Earnings per share of $0.05, which includes a net $0.02 per share dilutive impact of financing costs, offset by the after-tax gain from a pending divestiture;

> 2.4% year over year increase in revenue, driven by both positive price and volume growth;

> Operating income of $203 million; and

> Operating income before depreciation and amortization* of $337 million, including a $4 million charge for the pretax loss on a pending divestiture.

Earnings per share for the first quarter 2005 increased to $0.05, which includes a net $0.02 per share dilutive impact comprised of costs incurred to repay debt prior to maturity, partially offset by an after-tax gain on a pending divestiture. This compares to the first quarter 2004 net loss from continuing operations of ($0.00) per share which included a net $0.07 per share dilutive impact comprised of costs incurred to repay debt prior to maturity, partially offset by gains related to interest rate swap contracts.

Revenue for the first quarter ended March 31, 2005 increased by $30 million or 2.4% to $1.305 billion from $1.275 billion in the first quarter 2004. The increase in revenue resulted from internal growth comprised of a $5 million, or 0.4%, increase in same store average unit price and a $22 million or 1.9% increase in same store volumes. Additionally, recycling revenue increased by $3 million.

Operating income for the first quarter 2005 was $203 million, compared to $221 million for the first quarter 2004. For the first quarter ended March 31, 2005, operating income before depreciation and amortization* was $337 million, including a $4 million charge related to the pretax loss on a pending divestiture, compared to $354 million in the first quarter of 2004. The pretax loss on the pending divestiture results in an after-tax gain due to the tax basis in the operations being sold exceeding the book basis. Total growth in revenue was more than offset primarily by normal cost inflation of operating expenses, increased cost from additional volumes and an $8 million increase in fuel costs.

Cash flow from operations in the first quarter 2005 was $87 million, compared to $64 million in the first quarter 2004. During the first quarter 2005, free cash flow* was ($50) million, compared to ($6) million in the first quarter 2004. The decrease in free cash flow* was driven primarily by the first quarter cash payments for significant capital purchases in December 2004.

"We are pleased with the operating performance for the first quarter as we achieved results consistent with our full year goals for 2005," said Charles H. Cotros, Chairman and CEO of Allied Waste. "Our operating plan remains on track supported by steady internal growth in both the collection and disposal segments of the business as well as reductions in our customer turnover rate."

Successful Financing Completed

As announced on March 22, 2005, Allied Waste completed its 2005 multi-faceted financing plan, lowering its overall borrowing cost, reducing near term maturities, increasing liquidity available under its revolving line of credit and improving the cushion under its covenants.

The Company issued $100 million of common stock, $600 million of 6.25% mandatory convertible preferred stock and refinanced its $3.4 billion Credit Facility and $600 million of Senior Notes. We expect the transactions to result in over $20 million of annual cash savings.

Allied Waste has filed supplemental data relating to its first quarter 2005 results on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste will host a conference call related to the first quarter results on Tuesday, April 26th at 5:00 p.m. ET. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A replay of the webcast will be available on the site through May 10, 2005.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of March 31, 2005, the Company served customers through a network of 315 collection companies, 165 transfer stations, 166 active landfills and 58 recycling facilities in 37 states and Puerto Rico.


*Information Regarding Use of Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with generally accepted accounting principles (GAAP), the Company also discloses operating income before depreciation and amortization and free cash flow, which are non-GAAP measures. We believe that our presentation of operating income before depreciation and amortization is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt. While depreciation and amortization are considered operating costs under GAAP, these expenses are non-cash and primarily represent the allocation of costs associated with long-lived assets acquired or constructed in prior years. Management uses operating income before depreciation and amortization to evaluate the operations of its geographic operating regions. The most directly comparable GAAP measure to operating income before depreciation and amortization is operating income. The following is a reconciliation of operating income before depreciation and amortization to operating income:

($ in millions)                    For the Three Months Ended March 31,
                                  ----------------------------------------                                  -
                                         2005                 2004
                                  -------------------  -------------------

Operating income before
  depreciation and amortization.. $       336.5        $        354.3
Less:  Depreciation and
  amortization...................         133.3                 133.1
                                  -------------------  -------------------
Operating income................. $       203.2        $        221.2
                                  ===================  ===================

Free cash flow is defined as operating income before depreciation and amortization plus other non-cash items, less cash interest, cash dividends, cash taxes, capping, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital. Management believes the presentation of free cash flow is useful to investors because it allows them to better assess and understand the Company's ability to meet debt service requirements and the amount of recurring cash generated from operations after expenditures for fixed assets. Free cash flow does not represent the Company's residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other required expenditures that are not deducted from free cash flow. Free cash flow does not capture debt repayment and/or the receipt of proceeds from the issuance of debt. We use free cash flow as a measure of recurring operating cash flow. The most directly comparable GAAP measure to free cash flow is cash provided by operating activities from continuing operations.

Following is a reconciliation of free cash flow to cash provided by operating activities from continuing operations:

 ($ in millions)                               For the Three Months Ended
                                                        March 31,
                                             --------------------------------                                               -
                                                 2005               2004
                                             --------------     -------------
 Free cash flow..........................    $    (50.0)        $    (6.4)
 Add:  Capital expenditures..............          85.5              68.6
       Capitalized interest..............           3.4               3.5
       Payments  of  Series C  Preferred
         Stock dividend ................            5.4               5.4
       Change in disbursement account....          95.0              33.1
       Premiums on debt repurchases......         (49.4)            (40.7)
       Other ............................          (2.5)              0.6
                                             --------------     -------------
 Cash provided by operating activities from
      continuing operations...............   $     87.4         $    64.1
                                             ==============     =============


Allied does not intend for these non-GAAP financial measures to be considered in isolation or as a substitute for GAAP measures. Other companies may define these measures differently.

Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "outlook," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, statements regarding (a) our ability to achieve our full year goals for 2005, (b) the success of our operating plan, (c) steady internal growth in the collection and disposal segments of the business, (d) the reduction of customer turnover and (e) benefits associated with the 2005 Financing Plan.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt, possible mark to market changes on certain interest rate hedges; (6) severe weather conditions could impair our operating results; (7) the covenants in our credit facilities and indentures may limit our ability to operate our business; (8) we could be unable to obtain required permits; (9) we may be unable to raise additional capital to meet our operational needs; (10) increases in final capping, closure, post-closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (11) we may be unable to obtain financial assurances; (12) the loss of services by any member of senior management may affect our operating abilities; (13) government regulations may increase the cost of doing business;
(14) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (15) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; (16) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (17) risks associated with undisclosed liabilities of acquired businesses; (18) potential issues arising from changes in accounting estimates and judgments;
(19) the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; (20) the outcome of legal proceedings; and (21) the implementation of and net benefits associated with the `Excellence Driven' Standards and Best Practices program.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2004. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                          ALLIED WASTE INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (amounts in millions, except per share data and percentages)
                                   (unaudited)

                                                For the Three                         For the Three
                                                Months Ended            % of          Months Ended           % of
                                               March 31, 2005         Revenues       March 31, 2004        Revenues
                                            ----------------------  -------------  --------------------  -------------
Revenue..................................   $      1,305.3               100.0%    $        1,274.8           100.0%
Cost of operations (A)...................            844.4                64.7%               789.9            62.0%
Selling, general and administrative
  expenses...............................            124.4                 9.5%               130.6            10.2%
Depreciation and amortization............            133.3                10.2%               133.1            10.5%
                                            ----------------------                 --------------------
  Operating income.......................            203.2                15.6%               221.2            17.3%
Interest expense and other (B)...........            203.6                15.6%               212.0            16.6%
                                            ----------------------                 --------------------
  Income (loss) before income taxes......             (0.4)              (0.0)%                 9.2             0.7%
Income tax expense  (benefit) (C)........            (25.4)              (1.9)%                 3.7             0.3%
Minority interest........................              0.3                 0.0%                 0.5             0.0%
                                            ----------------------                 --------------------
  Income from continuing operations......             24.7                 1.9%                 5.0             0.4%
Discontinued operations, net of tax .....               --                  --%                (2.0)          (0.2)%
                                            ----------------------                 --------------------
  Net income.............................             24.7                 1.9%                 3.0             0.2%
Dividends on Series C Preferred Stock....             (5.4)              (0.4)%                (5.4)          (0.4)%
Dividends on Series D Preferred Stock....             (2.3)              (0.2)%                  --              --%
                                            ----------------------                 --------------------
  Net income (loss) available to common
    shareholders.........................   $         17.0                 1.3%    $           (2.4)          (0.2)%
                                            ======================                 ====================
Weighted average common and
  common equivalent shares...............            322.8                                    314.2
                                            ======================                 ====================

Diluted income (loss) per share from
 continuing operations...................   $         0.05                         $          (0.00)
                                            ======================                 ====================

Diluted income (loss) per  share.........   $         0.05                         $          (0.01)
                                            ======================                 ====================

-----------------------------------------------------------------------------------------------------------------------
Operating income before depreciation
   and amortization (D)..................   $        336.5              25.8%      $          354.3            27.8%
-----------------------------------------------------------------------------------------------------------------------


(A) For 2005, cost of operations includes a $3.7 million (or $0.01 per share) non-cash charge related to the pre-tax loss on a pending divestiture.

(B) Interest  expense and other includes:  (a) for 2005 and 2004,  $62.8 million
(or $0.12 per share) and $52.5 million (or $0.10 per share), respectively, related to the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt, and (b) for 2004, $12.3 million (or $0.03 per share) of net gain, related to non-hedge accounting interest rate swap contracts and amortization of accumulated other comprehensive loss for de-designated interest rate swap contracts.

(C) For 2005, income tax benefit includes a $27.0 million (or $0.08 per share) benefit related to the pending sale of certain operations, partially offset by a $7.3 million (or $0.03 per share) provision adjustment.

(D) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations is not reported in this amount.

                                                                   EXHIBIT 99.2


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
             (amounts in millions, except percentages and tons data)
                                   (unaudited)

                                                                    For the Three Months Ended March 31,
                                                                -------------------------------------------
                                                                        2005                    2004
                                                                ---------------------    ------------------

Revenue --
  Gross revenue...........................................       $        1,607.7        $        1,575.0
  Less intercompany revenue...............................                 (302.4)                 (300.2)
                                                                ---------------------    ------------------
    Net Revenue...........................................       $        1,305.3        $        1,274.8
                                                                =====================    ==================

Revenue Mix (based on net revenue) --
Collection --
  Residential.............................................       $          288.0        $          283.7
  Commercial..............................................                  335.9                   336.7
  Roll-off................................................                  284.4                   280.9
  Recycling...............................................                   49.6                    50.1
                                                                 ---------------------   ------------------
     Total Collection.....................................                  957.9                   951.4
Disposal --
  Landfill (net of $184.7 and $183.1 of intercompany).....                  156.4                   145.0
  Transfer (net of $98.0 and $99.4 of intercompany).......                  101.9                    93.1
                                                                 ---------------------   ------------------
     Total Disposal.......................................                  258.3                   238.1
Recycling - Commodity.....................................                   56.7                    53.7
Other.....................................................                   32.4                    31.6
                                                                 ---------------------   ------------------
    Total.................................................       $        1,305.3        $        1,274.8
                                                                 =====================   ==================

Internalization Based on Disposal Volumes.................                    74%                     74%
                                                                 =====================   ==================

Landfill Volumes in Tons..................................                 18,433                   17,877
                                                                 =====================   ==================

Year over Year Internal Growth (excluding commodity):
    Average per unit price change (A).....................                   0.4%                     0.3%
    Volume change.........................................                   1.9%                     2.4%
                                                                 -------------------     ------------------
        Total.............................................                   2.3%                     2.7%
                                                                 ===================     ==================

Year over Year Internal Growth (including commodity)......                   2.7%                     4.1%


(A) For 2005, the amount includes fuel recovery fees which account for 0.6% of the average per unit price change.

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                         INTEREST EXPENSE AND OTHER DATA
                              (amounts in millions)
                                   (unaudited)

                                                                        For the Three Months
                                                                           Ended March 31,
                                                                   --------------------------------
                                                                       2005              2004
                                                                   -------------    ---------------

Interest Expense and Other --
  Interest expense, gross.................................         $    138.4       $    162.4
  Cash settlement of non-hedge accounting interest rate swap
    contracts.............................................                 --              8.3
                                                                   -------------    ---------------
                                                                        138.4            170.7

  Interest income.........................................               (0.4)            (1.8)
  Interest capitalized for development projects...........               (3.4)            (3.5)
  Accretion of debt and amortization of debt issuance costs               6.2              6.6
                                                                   -------------    ---------------
                                                                        140.8            172.0

  Non-cash gain on non-hedge accounting
    interest rate swap contracts..........................                 --            (17.0)
  Amortization of accumulated other comprehensive loss for
    de-designated interest rate swap contracts............                 --              4.7
  Costs incurred to early extinguish debt.................               62.8             52.5
                                                                   -------------    ---------------
      Total interest expense and other....................              203.6            212.2
      Interest expense allocated to discontinued operations                --             (0.2)
                                                                   -------------    ---------------
      Interest expense and other from continuing operations        $    203.6       $    212.0
                                                                   =============    ===============


                         ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                              (amounts in millions)
                                   (unaudited)


                                                                  For the Three          For the Three
                                                                   Months Ended           Months Ended
                                                                  March 31, 2005         March 31, 2004
                                                                -------------------    -------------------

Acquisitions --
  Estimated annualized revenue acquired.......................  $            3.0       $            2.6
  Estimated annualized revenue acquired
    (after intercompany eliminations).........................               3.0                    2.6

Divestitures  --
  Estimated annualized revenue divested (including $7.9
    related to discontinued operations in 2004)...............  $           (0.2)      $          (15.0)
  Estimated annualized revenue divested
    (after intercompany eliminations).........................              (0.2)                 (15.0)

Capital Expenditures (for continuing operations) --
  Fixed asset purchases.......................................  $           49.8       $           35.2
  Cell development............................................              35.7                   33.4
                                                                -------------------    -------------------
     Total....................................................  $           85.5       $           68.6
                                                                ===================    ===================




                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                                  BALANCE SHEET
                  (amounts in millions, except per share data)
                                   (unaudited)

                                                                                    March 31, 2005        December 31, 2004
                                                                               ---------------------    ----------------------

 ASSETS
    Current assets --
    Cash and cash equivalents...............................................   $           181.5        $            68.0
    Accounts receivable, net of allowance of $15.6 and $17.0................               636.9                    668.4
    Prepaid and other current assets........................................                95.7                     81.9
    Deferred income taxes, net..............................................               127.7                    104.3
                                                                               ---------------------    ---------------------
      Total current assets..................................................             1,041.8                    922.6
    Property and equipment, net.............................................             4,072.3                  4,129.9
    Goodwill, net...........................................................             8,197.9                  8,202.0
    Other assets, net.......................................................               268.9                    239.4
                                                                               ---------------------    ---------------------
      Total assets..........................................................   $        13,580.9        $        13,493.9
                                                                               =====================    =====================

  LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities --
    Current portion of long-term debt.......................................   $           367.1        $           327.8
    Accounts payable........................................................               416.8                    582.8
    Current portion of accrued capping, closure, post-closure and
      environmental costs...................................................                91.9                     95.0
    Accrued interest........................................................               126.8                    140.3
    Other accrued liabilities...............................................               415.7                    390.1
    Unearned revenue........................................................               222.5                    220.7
                                                                               ---------------------    ---------------------
      Total current liabilities.............................................             1,640.8                  1,756.7
    Long-term debt, less current portion....................................             6,950.9                  7,429.2
    Deferred income taxes...................................................               196.5                    207.7
    Accrued capping, closure, post-closure and environmental costs,
     less current portion...................................................               843.8                    839.0
    Other long-term obligations.............................................               646.8                    656.4
    Stockholders' equity --
    Series C senior mandatory convertible preferred stock, $0.10 par value, 6.9 million shares authorized, issued and outstanding, liquidation preference of $50.00 per share,
      net of $12 million of issuance costs..................................               333.1                    333.1
    Series D senior mandatory convertible preferred stock,
      $0.10 par value, 2.4 million shares authorized, issued and outstanding, liquidation preference of $250.00 per share,
      net of $20 million of issuance costs..................................               580.3                       --
    Common stock............................................................                 3.3                      3.2
    Additional paid-in capital..............................................             2,436.6                  2,338.0
    Accumulated other comprehensive loss....................................               (68.2)                   (69.4)
    Retained earnings.......................................................                17.0                       --
                                                                               ---------------------    ---------------------
      Total stockholders' equity............................................             3,302.1                  2,604.9
                                                                               ---------------------    ---------------------
      Total liabilities and stockholders' equity............................   $        13,580.9        $        13,493.9
                                                                               =====================    =====================
  Days sales outstanding....................................................         43 days                  45 days
                                                                               =====================    =====================


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                             STATEMENT OF CASH FLOWS
                              (amounts in millions)
                                   (unaudited)
                                                                                        Three Months Ended        Three Months Ended
                                                                                          March 31, 2005             March 31, 2004
                                                                                       ---------------------     -------------------

 Operating activities --
   Net income...................................................................       $            24.7         $           3.0
   Discontinued operations, net of tax..........................................                      --                     2.0
   Adjustments to reconcile net income to cash provided by operating activities from continuing operations --
   Provisions for:
     Depreciation and amortization..............................................                   133.3                   133.1
     Doubtful accounts..........................................................                     0.7                     5.2
     Accretion of debt and amortization of debt issuance costs..................                     6.2                     6.6
     Deferred income taxes .....................................................                   (31.6)                   (3.3)
     Gain on sale of fixed assets...............................................                    (0.6)                   (1.1)
     Non-cash gain on non-hedge accounting interest rate swap contracts.........                      --                   (17.0)
     Amortization of accumulated other comprehensive loss for
      de-designated interest rate swap contracts................................                      --                     4.7
     Write-off of deferred debt issuance costs..................................                    13.4                    11.8
     Other......................................................................                    (0.6)                   (5.1)
   Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
     Accounts receivable, prepaid expenses, inventories and other...............                    22.0                     2.2
     Accounts payable, accrued liabilities, unearned income and other...........                   (80.6)                  (78.9)
   Capping, closure and post-closure accretion..................................                    12.7                    11.9
   Capping, closure and post-closure expenditures...............................                    (6.6)                   (4.3)
   Environmental expenditures...................................................                    (5.6)                   (6.7)
                                                                                       ---------------------     -------------------
 Cash provided by operating activities from continuing operations...............                    87.4                    64.1
                                                                                       ---------------------     -------------------
 Investing activities --
   Cost of acquisitions, net of cash acquired...................................                    (1.1)                   (2.8)
   Proceeds from divestitures, net of cash divested.............................                     0.4                    18.6
   Proceeds from sale of fixed assets...........................................                     3.3                     2.8
   Capital expenditures, excluding acquisitions.................................                   (85.5)                  (68.6)
   Capitalized interest.........................................................                    (3.4)                   (3.5)
   Change in deferred acquisition costs, notes receivable, and other, net.......                     0.6                    (2.3)
                                                                                       --------------------     --------------------
 Cash used for investing activities from continuing operations..................                   (85.7)                  (55.8)
                                                                                       ---------------------    --------------------
 Financing activities --
   Proceeds from long-term debt, net of issuance costs..........................                 2,331.5                   943.3
   Payments of long-term debt...................................................                (2,794.5)               (1,286.2)
   Payment of preferred stock dividend..........................................                    (5.4)                   (5.4)
   Net proceeds from sale of Series D preferred stock...........................                   580.3                      --
   Net proceeds from sale of common stock.......................................                    95.4                      --
   Change in disbursement account...............................................                   (95.0)                  (33.1)
   Net proceeds from exercise of stock options and other, net...................                     0.2                    (3.5)
                                                                                       ---------------------    --------------------
 Cash provided by (used for) financing activities from continuing operations....                   112.5                  (384.9)
                                                                                       ---------------------    --------------------
 Cash provided by (used for) discontinued operations............................                    (0.7)                    6.3
                                                                                       ---------------------    --------------------

 Increase (decrease) in cash and cash equivalents...............................                   113.5                  (370.3)
 Cash and cash equivalents, beginning of period.................................                    68.0                   444.7
                                                                                       ---------------------    --------------------
 Cash and cash equivalents, end of period.......................................       $           181.5        $           74.4
                                                                                       =====================    ====================

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                              FREE CASH FLOWS DATA
                              (amounts in millions)
                                   (unaudited)
                                                                                       For the Three            For the Three
                                                                                       Months Ended             Months Ended
                                                                                       March 31, 2005           March 31, 2004
                                                                                    -------------------     --------------------

 Free Cash Flow *:
          Operating income before depreciation and amortization *...............   $         336.5         $         354.3
          Other non-cash items:
          Capping, closure and post-closure accretion...........................              12.7                    11.9
          Doubtful accounts.....................................................               0.7                     5.2
          Gain on sale of fixed assets..........................................              (0.6)                   (1.1)
          Other.................................................................              (0.6)                   (5.1)

 Less:    Cash interest.........................................................            (151.4)                 (155.5)
          Cash taxes............................................................              (0.5)                  (19.3)
          Payment of preferred stock dividends..................................              (5.4)                   (5.4)
          Capping, closure, post-closure and environmental expenditures.........             (12.2)                  (11.0)
          Capital expenditures, excluding acquisitions..........................             (85.5)                  (68.6)
          Changes in working capital............................................            (143.7)                 (111.8)
                                                                                  --------------------    --------------------
                 Free cash flow ................................................             (50.0)                   (6.4)

          Market development and other investing activities, net................              (0.4)                   17.1
          Proceeds from issuance of equity, net of issuance costs...............             675.7                      --
          Debt issuance costs...................................................             (28.5)                  (14.8)
          Premiums on debt repurchases..........................................             (44.3)                  (40.7)
          Change in cash........................................................            (113.5)                  370.3
                                                                                  --------------------    --------------------

                 Decrease in debt...............................................   $         439.0        $          325.5
                                                                                  ====================    ====================

          Debt balance at beginning of period...................................   $       7,757.0        $        8,234.1
          Decrease in debt......................................................             439.0                   325.5
                                                                                   --------------------    -------------------
                 Debt balance at end of period..................................   $       7,318.0        $        7,908.6
                                                                                   ====================    ===================

* See discussion and reconciliation of the non-GAAP financial measures of free cash flow and operating income before depreciation and amortization in the press release attached as Exhibit 99.1.

                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                                   (unaudited)

Following is our debt maturity schedule as of March 31, 2005 (amounts in millions).

         Debt                        2005       2006        2007       2008       2009         2010       Thereafter         Total
---------------------------------  --------   --------   ----------  ---------  ----------  -----------  --------------  -----------
Revolving Credit Facility (A)..... $     --   $    --    $     --    $     --   $    --     $    44.0    $         --    $     44.0
Term loan B.......................    13.5       13.5        13.5        13.5      13.5          13.5         1,269.0       1,350.0
Receivables secured loan (B)......   209.5         --          --          --        --            --              --         209.5
6.375% BFI Senior notes ..........      --         --          --       161.2        --            --              --         161.2
8.50% Senior notes................      --         --          --       750.0        --            --              --         750.0
8.875% Senior notes...............      --         --          --       600.0        --            --              --         600.0
6.50% Senior notes................      --         --          --          --        --         350.0              --         350.0
5.75% Senior notes due 2011.......      --         --          --          --        --            --           400.0         400.0
6.375% Senior notes due 2011......      --         --          --          --        --            --           275.0         275.0
9.25% Senior notes due 2012 (C)...   125.0         --          --          --        --            --           250.0         375.0
7.875% Senior notes due 2013......      --         --          --          --        --            --           450.0         450.0
6.125% Senior notes due 2014......      --         --          --          --        --            --           425.0         425.0
7.375% Senior unsecured notes
  due 2014........................      --         --          --          --        --            --           400.0         400.0
7.25% Senior notes due 2015.......      --         --          --          --        --            --           600.0         600.0
9.25% BFI debentures due 2021.....      --         --          --          --        --            --            99.5          99.5
4.25% Senior sub convertible
  debentures due 2034.............      --         --          --          --        --            --           230.0         230.0
7.40% BFI debentures due 2035.....      --         --          --         --         --            --           360.0         360.0
Other debt........................    15.4        8.5         2.9         1.7       1.9          25.2           267.4         323.0
                                   --------   ---------  ----------  ---------  ----------  -----------  -------------  ------------
Total principal due............... $ 363.4    $  22.0    $   16.4    $1,526.4   $  15.4     $   432.7    $    5,025.9    $  7,402.2
Discount, net.....................                                                                                            (84.2)
                                                                                                                         -----------
Total debt balance................                                                                                       $  7,318.0
                                                                                                                         ===========

(A) At March 31, 2005, under our 2005 Credit Facility, we had a revolver capacity commitment of $1.6 billion with $44 million outstanding and $486 million of letters of credit outstanding, providing us remaining availability of $1.0 billion. In addition, we had an institutional letter of credit facility of $500 million available under the 2005 Credit Facility, all of which was used for letters of credit outstanding.

(B) The receivables secured loan is a 364 day facility with a maturity date of May 2005. At that time, we intend to renew the loan agreement. If we are unable to renew the loan agreement, we would refinance any amounts outstanding with our revolving credit facility which matures in 2010 or with other long-term borrowings. Although we intend to renew the loan agreement in May 2005 and do not expect to repay the amounts within the next twelve months, the loan is classified as current because it has a contractual maturity of less than one year.

(C) $125 million of the 9.25% Senior notes have been called and were extinguished on April 21, 2005 with the proceeds from the first quarter 2005 equity transaction.


                                                                       Actual at
                                                                     March 31, 2005
                                                                 -----------------------
                                                                  (in millions, except
                                                                      percentage)

Capital Structure:
      Long-term debt (including current portion).............      $        7,318.0
      Equity.................................................      $        3,302.1
                                                                 -----------------------
      Debt to total capitalization...........................                  68.9%
                                                                 -----------------------


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                         EARNINGS PER SHARE COMPUTATION
                   (amount in millions, except per share data)
                                   (unaudited)


                                                                           Three Months Ended March 31,
                                                                        ----------------------------------
                                                                               2005               2004
                                                                        ------------------  --------------

Diluted earnings per share computation:
Income from continuing operations...................................    $        24.7       $       5.0
Less: Dividends on preferred stock..................................              7.7               5.4
                                                                        ------------------  --------------
Income (loss) from continuing operations available to common
   shareholders.....................................................    $        17.0       $      (0.4)
                                                                        ==================  ==============

Weighted average common shares outstanding..........................            319.3             314.2
Dilutive effect of stock, stock options, warrants and contingently
    issuable shares.................................................              3.5                --
                                                                        ------------------  --------------
Weighted average common and common equivalent shares
    outstanding.....................................................            322.8             314.2
                                                                        ==================  ==============
Diluted earnings (loss) per share from continuing operations........    $        0.05       $     (0.00)
                                                                        ==================  ==============

